As filed with the Securities and Exchange Commission on April 5, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
SMART GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	3674	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands
(Address of Principal Executive Offices)

SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan (Full Title of the Plan)

Anne Kuykendall Vice President, General Counsel, and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560
(Name and address of agent for service)
(510) 623-1231
(Telephone Number, Including Area Code, of Agents for Service)

With copies to:
Martin A. Wellington Sidley Austin LLP 1001 Page Mill Road, Building 1 Palo Alto, CA 94304 Telephone: (650) 565-7000 Facsimile: (650) 565-7100	Anne Kuykendall Vice President, General Counsel and Chief Compliance Officer SMART Global Holdings, Inc. c/o 39870 Eureka Drive Newark, CA 94560 Telephone: (510) 624-8159

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, SMART Global Holdings, Inc. (the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 1,937,212 additional ordinary shares of the Company, $0.03 par value per share (the “Shares”). The Company is filing this Registration Statement to register (i) 1,218,410 Shares under its Amended and Restated 2017 Share Incentive Plan (the “2017 Plan”), (ii) 118,802 Shares previously covered by awards under the 2017 Plan that subsequently became available for new awards pursuant to Section 4(a) of the 2017 Plan, and (iii) 600,000 Shares under its 2018 Employee Share Purchase Plan (the “ESPP”) pursuant to Section 3(b) thereof, which provides for an annual increase in the number of shares reserved for issuance under the ESPP. This Registration Statement hereby incorporates by reference the contents of the Company’s registration statements on Form S-8 filed with the Commission on June 8, 2017 (Registration No. 333-218605), November 13, 2017 (Registration No. 333-221534), March 23, 2018 (Registration No. 333-223880), September 20, 2018 (Registration No. 333-227449), March 28, 2019 (Registration No. 333-230578), November 6, 2019 (Registration No. 333-234541), October 22, 2020 (Registration No. 333-249619) and July 6, 2021 (Registration No. 333-257724) (collectively, the “Prior Registration Statements”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Shares issuable under the 2017 Plan and ESPP, as applicable, are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

1.The Company’s Annual Report on Form 10-K for the fiscal year ended August 27, 2021, filed with the Commission on October 25, 2021;

2.The Company’s Quarterly Reports on Form 10-Q for the quarter ended November 26, 2021, filed with the Commission on January 4, 2022 and the quarter ended February 25, 2022, filed with the Commission on April 5, 2022;

3.The Company’s Current Reports on Form 8-K, filed with the Commission on September 28, 2021, December 14, 2021, January 4, 2022, February 8, 2022, February 14, 2022 and April 5, 2022; and

4.The description of the Company’s capital stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on May 23, 2017, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits
INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of SMART Global Holdings, Inc.(1)
5.1*	Opinion of Walkers
23.1*	Consent of Independent Registered Public Accounting Firm of SMART Global Holdings, Inc.
23.2*	Consent of Walkers (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan(2)
99.2	Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan(3)
99.3	Second Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan(4)
99.4	SMART Global Holdings, Inc. Employee Share Purchase Plan(5)
107*	Calculation of Filing Fee Table

*	Filed herewith
(1)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 11, 2020 and incorporated herein by reference.
(2)	Filed as Exhibit 10.23 to the Company’s Amendment No. 2 to Registration Statement on Form S-1, filed on May 22, 2017 and incorporated herein by reference.
(3)	Filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 14, 2018, and incorporated herein by reference.
(4)	Filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 21, 2020, and incorporated herein by reference.
(5)	Filed as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on December 15, 2017, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on the fifth day of April, 2022.

SMART Global Holdings, Inc.
By:	/s/ Anne Kuykendall
Anne Kuykendall
Vice President, General Counsel and Chief Compliance Officer

POWER OF ATTORNEY AND SIGNATURES
Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Mark Adams, Ken Rizvi and Anne Kuykendall as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark Adams	President, Chief Executive Officer and Director	April 5, 2022
Mark Adams	(Principal Executive Officer)

/s/ Ken Rizvi	Senior Vice President and Chief Financial Officer	April 5, 2022
Ken Rizvi	(Principal Financial and Accounting Officer)

/s/ Penelope Herscher	Chairperson of the Board of Directors	April 5, 2022
Penelope Herscher

/s/ Randy Furr	Director	April 5, 2022
Randy Furr

/s/ Bryan Ingram	Director	April 5, 2022
Bryan Ingram

/s/ Sandeep Nayyar	Director	April 5, 2022
Sandeep Nayyar

/s/ Maximiliane Straub	Director	April 5, 2022
Maximiliane Straub